As filed with the Securities and Exchange Commission on August 13, 2019

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0728374
(State of Incorporation)	(I.R.S. Employer Identification Number)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan

(Full Title of the Plan)

Michael Ostrach

Senior Vice President, Chief Financial Officer and Chief Business Officer

Dynavax Technologies Corporation

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share
— Amended and Restated 2018 Equity Incentive Plan	2,300,000	$2.975	$6,842,500	$829.31

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act. The offering price per share and the aggregate offering price are based on the average of the high ($3.19) and low ($2.76) sales prices for the Common Stock reported by the Nasdaq Capital Market on August 8, 2019.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,300,000 shares of the Registrant’s Common Stock reserved for issuance under the Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No 333-225525), filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2018 is incorporated by reference herein.

Item 8. Exhibits.

EXHIBITS

		Incorporated by Reference
Exhibit Number	Document	Exhibit Number	Filing	Filing Date	File No.	Filed Herewith

3.1	Sixth Amended and Restated Certificate of Incorporation	3.1	S-1/A	February 5, 2004	333-109965

3.2	Amended and Restated Bylaws	3.8	10-Q	November 6, 2018	001-34207

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 4, 2010	001-34207

3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 5, 2011	001-34207

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.6	8-K	May 30, 2013	001-34207

3.6	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	November 10, 2014	001-34207

3.7	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	June 2, 2017	001-34207

3.8	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	July 31, 2017	001-34207

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock	3.1	8-K	August 8, 2019	001-34207

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 above

4.2	Form of Specimen Common Stock Certificate	4.2	S-1/A	January 16, 2004	333-109965

5.1	Opinion of Cooley LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see Signature Page)

99.1	Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan	10.1	10-Q	August 7, 2019	001-34207

99.2	Form of Restricted Stock Unit Award Notice and Agreement used in connection with the Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan	10.2	8-K	June 1, 2018	001-34207

99.3	Form of Option Notice and Agreement used in connection with the Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan	10.3	8-K	June 1, 2018	001-34207

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 13th day of August 2019.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ DAVID NOVACK
David Novack
Co-President
(Co-Principal Executive Officer)

By:	/s/ RYAN SPENCER
Ryan Spencer
Co-President
(Co-Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint David Novack, Ryan Spencer and Michael Ostrach, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID NOVACK David Novack	Co-President (Co-Principal Executive Officer)	August 13, 2019

/s/ RYAN SPENCER Ryan Spencer	Co-President (Co-Principal Executive Officer)	August 13, 2019

/s/ MICHAEL OSTRACH Michael Ostrach	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	August 13, 2019

/s/ DAVID JOHNSON David Johnson	Vice President, Chief Accounting Officer (Principal Accounting Officer)	August 13, 2019

/s/ ARNOLD L. ORONSKY, Ph.D. Arnold L. Oronsky, Ph.D.	Director	August 13, 2019

/s/ LAURA BREGE Laura Brege	Director	August 13, 2019

/s/ FRANCIS R. CANO, Ph.D. Francis R. Cano, Ph.D.	Director	August 13, 2019

/s/ DENNIS A. CARSON, M.D. Dennis A. Carson, M.D.	Director	August 13, 2019

/s/ DANIEL L. KISNER, M.D. Daniel L. Kisner, M.D.	Director	August 13, 2019

/s/ PEGGY V. PHILLIPS Peggy V. Phillips	Director	August 13, 2019

/s/ NATALE S. RICCIARDI Natale S. Ricciardi	Director	August 13, 2019

/s/ ANDREW A.F. HACK, M.D., PH.D. Andrew A.F. Hack, M.D., Ph.D.	Director	August 13, 2019

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